UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2012

KINDER MORGAN ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11234 (Commission File Number)	76-0380342 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On August 13, 2012, pursuant to a Contribution Agreement, dated August 6, 2012 (the “Contribution Agreement”), among Kinder Morgan Energy Partners, L.P. (the “Partnership”), Kinder Morgan, Inc. (“KMI”), El Paso TGPC Investments, L.L.C. (“TGPC Investments”) and El Paso EPNG Investments, L.L.C. (“EPNG Investments” and, together with TGPC Investments, the “Contributors”), the Partnership completed the acquisition from the Contributors of (i) 100% of the outstanding equity interests in Tennessee Gas Pipeline Company, L.L.C. (“TGPC”), which owns a 13,900-mile pipeline system that transports natural gas from Louisiana, the Gulf of Mexico and south Texas to the northeastern United States, and (ii) 50% of the outstanding equity interests in El Paso Natural Gas Company (“EPNG”), which owns a 10,200-mile pipeline system that transports natural gas from the San Juan, Permian and Anadarko basins to California, other western states, Texas and northern Mexico (the “Drop-Down Transaction”). The Partnership and the Contributors are subsidiaries of KMI. The total consideration was approximately $6.22 billion, including cash of approximately $3.49 billion and the issuance to KMI of the Partnership’s common units representing limited partner interests having an aggregate value of approximately $387 million. The Partnership also assumed approximately $1.8 billion of debt at TGPC and approximately $560 million of debt at EPNG, which represents 50% of the total debt of EPNG. The Drop-Down Transaction is effective as of August 1, 2012.

The terms of the Drop-Down Transaction were unanimously approved on behalf of the Partnership by the audit committees and the boards of directors of both Kinder Morgan G.P., Inc. (the “General Partner”) and Kinder Morgan Management, LLC (“KMR”), in its capacity as the delegate of the General Partner.  The audit committees, which are comprised of the independent members of the boards of directors of the General Partner and KMR, retained independent legal and financial advisors to assist in evaluating and negotiating the Drop-Down Transaction.  In approving the Drop-Down Transaction, the audit committees based their decisions in part on an opinion from the independent financial advisor that the consideration to be paid by the Partnership is fair, from a financial point of view, to the Partnership.

KMI and its consolidated subsidiaries currently own, through KMI’s general and limited partner interests in the Partnership and its ownership of shares issued by its subsidiary Kinder Morgan Management, LLC, an approximate 12.2% interest in the Partnership, based on the number of limited partner units outstanding as of June 30, 2012.

Item 7.01 Regulation FD Disclosure.

On August 13, 2012, Kinder Morgan Energy Partners, L.P. issued a press release relating to the Drop-Down Transaction, which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)                                  Financial Statements of Businesses Acquired.

Historical financial statements of TGPC and EPNG will be filed as part of an amendment to this report not later than 71 calendar days after the date this report is required to be filed.

(b)                                 Pro Forma Financial Information.

Unaudited pro forma condensed combined financial statements and notes related thereto relating to the Drop-Down Transaction will be filed as part of an amendment to this report not later than 71 calendar days after the date this report is required to be filed.

(d)                                 Exhibits.

99.1                           Press Release of Kinder Morgan Energy Partners, L.P. issued August 13, 2012.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.

	By:	KINDER MORGAN G.P., INC.,
its general partner

		By:	KINDER MORGAN MANAGEMENT, LLC,
its delegate

Dated: August 15, 2012			By:	/s/ Kimberly A. Dang
Kimberly A. Dang Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Kinder Morgan Energy Partners, L.P. issued August 13, 2012.